Contact:	Ruth Pachman/Michael Herley	Mark A. Ricca
	Kekst and Company	Carver Bancorp, Inc.
	(212) 521-4800	(212) 360-8820

CARVER BANCORP, INC. Raises $55 Million in New EQUITY Capital FROM INstitutional INVESTORS

-- Goldman Sachs and Morgan Stanley Co-Lead Investors --

-- Capital Raise Exceeds Regulatory Capital Requirements Set by the Office of Thrift Supervision --

New York, New York, June 29, 2011 - Carver Bancorp, Inc. (the “Company”) (NASDAQ: CARV), the holding company for Carver Federal Savings Bank (the “Bank”), today announced that it has completed a capital raise with seven institutional investors who have each purchased shares of mandatorily convertible non-voting participating preferred stock (“Series C Preferred Stock”) for an aggregate of $55 million in cash. The new capital exceeds regulatory capital requirements set by the Office of Thrift Supervision (OTS). The investors and their share purchase amounts are as follows: The Goldman Sachs Group, Inc., $15 million; Morgan Stanley, $15 million; Citigroup Inc., $10 million; The Prudential Insurance Company of America, $10 million; American Express Company, $2 million; First Republic Bank, $2 million; and National Community Investment Fund, $1 million.

Carver Chairman and CEO Deborah C. Wright said: “We are extremely pleased with the results of our capital raise efforts and believe they underscore the attractiveness of our business model to provide capital and financial products and services in urban communities whose residents, businesses and institutions have been deeply impacted by the recession. Notably, the new capital will: exceed regulatory requirements; address potential risk in our loan portfolio; and allow us to transition from the impact of the recession and invest in opportunities to return Carver to profitability.

“We recognize the trust bestowed upon Carver by our new investors -- The Goldman Sachs Group, Inc., Morgan Stanley, Citigroup Inc., The Prudential Insurance Company of America, American Express Company, First Republic Bank, and one of our existing shareholders, National Community Investment Fund -- and thank them for their vote of confidence in the value of our franchise and its importance to New York City's urban communities.

“We are grateful for the support our longstanding investors have shown us during this challenging economic period. Our Company has been sustained by our customers who have remained loyal throughout and our Board of Directors and staff who have been unwavering in their commitment to serve our customers. We could not have achieved this milestone without the close work and support by members of the New York Regional Office of the Office of Thrift Supervision,” Ms. Wright concluded.

Lloyd C. Blankfein, Chairman and CEO of The Goldman Sachs Group, Inc., said: “Carver Bancorp is an anchor in low-income neighborhoods across New York City, providing important capital and services to the individuals, small businesses, and not-for-profit organizations that sustain communities. Our $15 million investment in Carver is consistent with the firm's comprehensive community development strategy of deploying capital to community-based partners to ensure that these neighborhoods continue to grow and thrive.”

James P. Gorman, President and Chief Executive Officer of Morgan Stanley, commented: “Morgan Stanley is proud to take a leading role as an investor in Carver, helping preserve Carver's mission to revitalize and support underserved neighborhoods in Brooklyn, Queens, and Upper Manhattan.”

The Series C Preferred Stock will automatically convert into a combination of shares of common stock and shares of convertible non-cumulative non-voting participating preferred stock (“Series D Preferred Stock”) upon the receipt of certain specified approvals of the Company's stockholders. The Series D Preferred Stock is convertible into common stock in the event of certain transfers.

In addition, the U.S. Department of the Treasury has agreed to exchange the $18.98 million of the Company's Series B Preferred Stock that it acquired in connection with the Company's participation in the Troubled Asset Relief Program's Community Development Capital Initiative for approximately 34.8 million shares of common stock, subject to certain conditions, including the receipt of stockholder approval. As previously disclosed, there are currently no warrants outstanding in connection with the U.S. Department of the Treasury's investment in Carver.

The Company expects to present these matters to its stockholders for their approval at its annual meeting of stockholders to be held later this year.

In the aggregate, on a fully as-converted basis, the capital raise will result in the issuance of approximately 135.7 million shares of the Company's common stock at a conversion price of $0.5451 per share.

The Company also said that it is exploring the feasibility of conducting a rights offering of common stock to permit existing stockholders to purchase common stock.

As announced on February 10, 2011, the Office of Thrift Supervision required the Bank to increase its Tier 1 Core Capital Ratio to at least 9% and its Total Risk-Based Capital Ratio to at least 13%. Based on results of operations as of March 31, 2011, the total net proceeds of the sale of the Series C Preferred Stock would increase the Bank's Tier 1 Core Capital Ratio from 5.38% to approximately 12.43% and its Total Risk-Based Capital Ratio from 9.60% to approximately 19.16%.

Keefe, Bruyette & Woods served as financial advisor to the Company.

Luse Gorman Pomerenk & Schick, P.C. served as legal advisor to the Company.

Cautionary Statement
The issuance of the preferred stock in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the preferred stock, nor shall there be any sale of the preferred stock in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state. This press release shall not constitute an offer to sell or the solicitation of an offer to by the common stock or the rights with respect to the rights offering. The rights offering will be conducted pursuant to a registration statement to be filed with the Securities and Exchange Commission, and offers and sales may be made only pursuant to a prospectus delivered at the time of such offer or sale and that is a part of the registration statement.

About Carver Bancorp, Inc.
Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank, founded in 1948 to serve African-American communities whose residents, businesses and institutions had limited access to mainstream financial services. Carver, the largest African- and Caribbean-American run bank in the United States, operates nine full-service branches in the New York City boroughs of Brooklyn, Manhattan and Queens. For further information, please visit the Company's website at www.carverbank.com.

About Goldman Sachs
The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world. Goldman Sachs' investment was led by the Urban Investment Group, founded in 2001, which has committed over $1.4 billion in investments to revitalize underserved urban communities in the United States. For further information about The Goldman Sachs Group, please visit www.gs.com.

About Morgan Stanley
Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, and investment management services. The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,300 offices in 42 countries.  Since 2006, Morgan Stanley has executed more than $3.6 billion in investments to strengthen underserved communities.  For more information about Morgan Stanley, please visit www.morganstanley.com.

About Citigroup
Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management. Additional information may be found at www.citigroup.com.

About Prudential
The Prudential Insurance Company of America is a subsidiary of Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $859 billion of assets under management as of March 31, 2011, and which has operations in the United States, Asia, Europe, and Latin America. Prudential's diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services. In the U.S., Prudential's iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information please visit www.news.prudential.com.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at www.americanexpress.com and connect with us on www.facebook.com/americanexpress, www.twitter.com/americanexpress and www.youtube.com/americanexpress.

About First Republic Bank
First Republic Bank (NYSE:FRC) and its subsidiaries provide private banking, private business banking and private wealth management. Founded in 1985, First Republic specializes in exceptional, relationship-based service offered through preferred banking or wealth management offices primarily in San Francisco, Palo Alto, Los Angeles, Santa Barbara, Newport Beach, San Diego, Portland, Boston, Greenwich and New York City. First Republic offers a complete line of banking products for individuals and businesses, including deposit services, as well as residential, commercial and personal loans. More information is available on the Bank's website at www.firstrepublic.com.

About National Community Investment Fund “(NCIF”)
The National Community Investment Fund is a non-profit, private equity trust that invests in banks, thrifts and credit unions that generate both financial and social returns. These Community Development Banking Institutions (CDBIs) -- a term used by NCIF to describe depository institutions with a community development focus -- may be located in urban, rural or Native American markets, and may be minority-owned, minority-focused or majority owned. NCIF has $150 million total assets under management including $128 million in New Markets Tax Credits. (www.ncif.org).

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks and uncertainties. More information about these factors, risks and uncertainties is contained in our filings with the Securities and Exchange Commission.